EXHIBIT 99.1

Turbine Truck Engines Announces Reverse Stock Split

Daytona Beach, FL - May 4, 2015 - Turbine Truck Engines, Inc. (OTCQB:TTEG) (OTCBB:TTEG) announces that on April 6, 2015, the Board of Directors of Turbine Truck Engines, Inc. (the “Company”) approved a one-for-twenty (1:20) reverse split of its common stock, par value $0.001 per share and filed a Certificate of Change to its Articles of Incorporation with the State of Nevada  to reflect the reverse stock split. On April 28, 2015, the Company received FINRA approval for the reverse split for shareholders of record as of the close of business on May 4, 2015, with a market effective date of May 5, 2015.

Enzo Cirillo, TTE’s Interim CEO, Board Chairman & majority stake shareholder stated, “Since TTE’s Board of Directors and management transition in August 2014, the Company has been primarily focused on (1) improving TTE’s capital structure including the over 80% reduction of the Companies’ Balance Sheet debt and liabilities from the August 2014 total amount that exceeded $1.3m; (2) identifying and developing a cost-effective path forward for product development of both the DCGT engine technology, to turn a shaft for power generation, and the Gas-to-Liquid technology, both of which TTE purchased, free and clear, in November 2014; (3) continuing extensive due diligence to determine the viability of purchasing the Hydrogen Production Burner System (“HPBS”) technology; (4) continuing diligence to identify prospective asset acquisitions candidates; (5) maintaining the Company’s SEC audited and reporting status; and (6) completing the verification and approval process for TTE to remain on the OTCQB marketplace.”

As of a result of the reverse stock split, every twenty (20) shares of the Company’s issued and outstanding common stock will be converted into one (1) share of the Company’s common stock under a new CUSIP of 89989X 204. Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

Effective May 5, 2015, the Company’s common stock will begin trading, under the symbol “TTEGD” with the “D” added for 20 trading days signifying the reverse stock split has occurred. Immediately following the reverse stock split, the Company’s outstanding common stock will be decreased to approximately 20,826,842 shares.

Shareholders who hold their shares in brokerage accounts or “street name” will have their shares automatically adjusted, marketplace effective, to reflect the reverse.  Additionally, for shareholders of physical share certificates, the Company’s transfer agent, Pacific Stock Transfer, will automatically adjust the books and records to reflect each certificates reverse split common share adjusted amount. For any questions or information regarding share certificates, please contact Pacific Stock Transfer (Issuer Services) at (702) 361-3033.

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About Turbine Truck Engines

Turbine Truck Engines, Inc. is a clean-air technology company dedicated to identifying, developing and commercializing important scientific innovations designed to enhance both environmental conservation and cost savings in how the world produces and consumes energy. For more information concerning Turbine Truck Engines, Inc., please visit www.ttengines.com.

Safe Harbor

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, among others, relating to our future capital requirements, including our expected liquidity position and timing of the receipt of certain milestone payments, and the sufficiency of our current assets to meet these requirements, our future results of operations, and our plans, objectives, expectations and intentions. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words "anticipate", "believe", "estimate", "expect", "expectation", "goal", "should", "would", "project", "plan", "predict", "intend", "target" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, expected liquidity or achievements to differ materially from those projected in, or implied by, these forward-looking statements. Factors that may cause such a difference include, without limitation, our need for substantial additional financing and the availability and terms of any such financing, ability to comply with ongoing governmental regulation, our ability to commercialize, manufacture and achieve market acceptance of any of our product candidates, for which we rely heavily on collaboration with third parties, and our ability to protect and enforce our intellectual property rights and to operate without infringing upon the proprietary rights of third parties, and general market trends and conditions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements and no assurance can be given that the actual results will be consistent with these forward-looking statements.

We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.

Contact:

Chris David

Turbine Truck Engines, Inc.

Officer-Director

(386) 275-1515

cdavid@ttengines.com